                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

================================================================================


                            STOCK PURCHASE AGREEMENT


                                      among


                               TICKETS.COM, INC.,

                       GENERAL ATLANTIC PARTNERS 74, L.P.,

                       GAP COINVESTMENT PARTNERS II, L.P.,

                                  GAPSTAR, LLC,

                                       AND

           INTERNATIONAL CAPITAL PARTNERS, INC., PROFIT SHARING TRUST


                  -------------------------------------------
                               Dated: May 1, 2001
                  -------------------------------------------


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





                                Table of Contents
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
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ARTICLE I     DEFINITIONS......................................................1
   1.1        Definitions......................................................1

ARTICLE II    PURCHASE AND SALE OF PREFERRED STOCK.............................8
   2.1        Purchase and Sale of Preferred Stock at the First Closing........8
   2.2        First Closing....................................................8
   2.3        Purchase and Sale of Preferred Stock at the Second Closing.......8
   2.4        Second Closing...................................................8
   2.5        Certificates of Designations.....................................9
   2.6        Use of Proceeds..................................................9

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................9
   3.1        Corporate Existence and Power....................................9
   3.2        Authorization; No Contravention..................................10
   3.3        Governmental Authorization; Third Party Consents.................10
   3.4        Binding Effect...................................................10
   3.5        Litigation.......................................................10
   3.6        Compliance with Laws.............................................11
   3.7        Capitalization...................................................11
   3.8        No Default or Breach; Contractual Obligations....................12
   3.9        SEC Documents; Financial Statements. ............................13
   3.10       No Material Adverse Change; Ordinary Course of Business..........13
   3.11       Taxes............................................................14
   3.12       Private Offering.................................................14
   3.13       Employee Benefit Plans...........................................14
   3.14       Liabilities......................................................15
   3.15       Intellectual Property............................................15
   3.16       Privacy of Customer Information..................................17
   3.17       Environmental Matters............................................17
   3.18       Broker's, Finder's or Similar Fees...............................18

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.................18
   4.1        Existence and Power..............................................18
   4.2        Authorization; No Contravention..................................18
   4.3        Governmental Authorization; Third Party Consents.................18
   4.4        Binding Effect...................................................18
   4.5        Purchase for Own Account.........................................19
   4.6        Restricted Securities............................................19
   4.7        Broker's, Finder's or Similar Fees...............................19
   4.8        Accredited Investor.  ...........................................19


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ARTICLE V     CONDITIONS OF THE PURCHASERS TO FIRST CLOSING....................20
   5.1        Representations and Warranties...................................20
   5.2        Compliance with this Agreement...................................20
   5.3        Officer's Certificate............................................20
   5.4        Secretary's Certificate..........................................20
   5.5        Filing of Certificate of Designations............................20
   5.6        Initial Purchased Shares.........................................21
   5.7        Registration Rights Agreement....................................21
   5.8        Opinion of Counsel...............................................21
   5.9        Nasdaq Waiver....................................................21
   5.10       Good Standing Certificates.......................................21
   5.11       No Material Adverse Change.......................................21
   5.12       Consents and Approvals...........................................21
   5.13       No Material Judgment or Order....................................21
   5.14       No Litigation....................................................22
   5.15       Board of Directors...............................................22

ARTICLE VI    CONDITIONS OF THE COMPANY TO FIRST CLOSING.......................22
   6.1        Payment of Purchase Price........................................22
   6.2        Registration Rights Agreement....................................22
   6.3        No Injunctions or Regulatory Restraints; Illegality..............22

ARTICLE VII   CONDITIONS OF THE PURCHASERS TO SECOND CLOSING...................22
   7.1        Representations and Warranties...................................23
   7.2        Compliance with this Agreement...................................23
   7.3        Officer's Certificate............................................23
   7.4        Secretary's Certificate..........................................23
   7.5        Additional Purchased Shares......................................23
   7.6        Opinion of Counsel...............................................23
   7.7        Stockholder Approval.............................................23
   7.8        Good Standing Certificates.......................................24
   7.9        No Material Adverse Change.......................................24
   7.10       Consents and Approvals...........................................24
   7.11       No Material Judgment or Order....................................24
   7.12       No Litigation....................................................24
   7.13       Amendment of Certificate of Incorporation.  .....................24

ARTICLE VIII  CONDITIONS OF THE COMPANY TO SECOND CLOSING......................24
   8.1        Payment of Purchase Price........................................25
   8.2        Stockholder Approval.............................................25

ARTICLE IX    INDEMNIFICATION..................................................25
   9.1        Indemnification..................................................25
   9.2        Notification.....................................................26
   9.3        Contribution.....................................................26


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ARTICLE X     COVENANTS........................................................27
   10.1       Conduct of Business of the Company.  ............................27
   10.2       Satisfaction of Conditions.......................................27
   10.3       Preparation of the Proxy Statement; Stockholders Meeting.........28
   10.4       Reservation of Common Stock......................................29
   10.5       NASDAQ Listing...................................................29
   10.6       Approval by the Company's Stockholders...........................29
   10.7       Insurance........................................................30
   10.8       Books and Records................................................30
   10.9       Back-ups of Computer Software....................................30
   10.10      Inspection. .....................................................30
   10.11      Board of Directors...............................................30

ARTICLE XI    TERMINATION OF AGREEMENT.........................................30
   11.1       Termination......................................................30
   11.2       Survival.  ......................................................31

ARTICLE XII   MISCELLANEOUS....................................................31
   12.1       Survival of Representations and Warranties.......................31
   12.2       Notices..........................................................32
   12.3       Successors and Assigns; Third Party Beneficiaries................33
   12.4       Amendment and Waiver.............................................33
   12.5       Counterparts.....................................................34
   12.6       Headings.........................................................34
   12.7       GOVERNING LAW....................................................34
   12.8       Severability.....................................................34
   12.9       Rules of Construction............................................34
   12.10      Entire Agreement.................................................34
   12.11      Fees.............................................................34
   12.12      Publicity; Confidentiality.......................................35
   12.13      Further Assurances...............................................35
   12.14      Legal Representation.............................................35

EXHIBITS

A                 Bylaws
B                 Form of Certificate of Designations
C                 Certificate of Incorporation
D                 Form of Registration Rights Agreement
E                 Form of Brobeck Phleger & Harrison LLP Opinion

SCHEDULES

2.1               Initial Purchased Shares and Purchase Price
2.3               Additional Purchased Shares and Purchase Price
3.1(a)            Corporate Existence
3.1(c)            Corporate Power
3.2               Execution, Delivery and Performance
3.3               Authorizations and Consents
3.5               Litigation
3.7(b)            Capitalization
3.7(c)            List of Subsidiaries and their Equity Holders
3.8               Contractual Obligations
3.13              Employee Benefit Plans
3.16(a)(iii)      Infringements by the Company of Intellectual Property
                  of Others
3.16(a)(iv)       Intellectual Property Litigation
3.16(b)           Infringements of Intellectual Property of the Company
3.16(d)           Intellectual Property Licenses, Sublicenses, Distributor
                  Agreements and Other Agreements

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of May 1, 2001 (this "Agreement"), by and among Tickets.com, Inc., a Delaware corporation (the "Company"), General Atlantic Partners 74, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment"), GapStar, LLC, a Delaware limited liability company ("GapStar" and, collectively with GAP LP and GAP Coinvestment, the "GAP Purchasers") and International Capital Partners, Inc., Profit Sharing Trust, a Connecticut trust ("ICP" and together with the GAP Purchasers, the "Purchasers").

     WHEREAS, at the First Closing (as hereinafter defined), upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each of the Purchasers the aggregate number of shares of Series F Senior Cumulative Redeemable Preferred Stock, par value $0.000225 per share (the "Preferred Stock"), of the Company set forth opposite such Purchaser's name on
Schedule 2.1 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule 2.1 hereto; and

     WHEREAS, at the Second Closing (as hereinafter defined), upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each of the Purchasers the aggregate number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2.3 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule 2.3 hereto; and

     WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share, par value $0.000225 per share, of common stock of the Company (the "Common Stock").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Additional Purchased Shares" has the meaning set forth in Section 2.3 of this Agreement.

     "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP Coinvestment, GAP LP and
GapStar: (a) GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment or the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or former members of GAP LLC or consultants or key employees of General Atlantic Service Corporation, a Delaware corporation and an Affiliate of GAP LLC. In addition, GAP LP, GAP Coinvestment and GapStar shall be deemed to be Affiliates of one another.

     "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Assets" has the meaning set forth in Section 3.18 of this Agreement.

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Bylaws" means the bylaws of the Company in effect on the First Closing Date attached hereto as Exhibit A, as the same may be amended from time to time.

     "Certificate of Designations" means the Certificate of Designations with respect to the Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Delaware on or before the First Closing Date substantially in the form attached hereto as Exhibit B.

     "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company in effect on the First Closing Date attached hereto as Exhibit C, as the same may be amended from time to time.

     "Claims" has the meaning set forth in Section 3.5 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

     "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" has the meaning set forth in the recitals to this Agreement.

     "Commonly Controlled Entity" means any entity which is under common control with the Company within the meaning of Code section 414(b), (c), (m), (o) or
(t).

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Company Plan" has the meaning set forth in Section 3.13 of this Agreement.

     "Condition of the Company" means the assets, business, properties, prospects, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

     "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

     "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "Financial Statements" has the meaning set forth in Section 3.9 of this Agreement.

     "First Closing" has the meaning set forth in Section 2.2 of this Agreement.

     "First Closing Date" has the meaning set forth in Section 2.2 of this Agreement.

     "GAAP" means United States generally accepted accounting principles in effect from time to time.

     "GAP Coinvestment" has the meaning set forth in the preamble to this Agreement.

     "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP and the managing member of GapStar, and any successor to such entity.

     "GAP LP" has the meaning set forth in the preamble to this Agreement.

     "GapStar" has the meaning set forth in the preamble to this Agreement.

     "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Governmental Order" means any order, writ, rule, judgment, injunction, decree, stipulation, determination, award, citation or notice of violation entered by or with any Governmental Authority.

     "ICP" has the meaning set forth in the preamble to this Agreement.

     "Indebtedness" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

     "Indemnified Party" has the meaning set forth in Section 9.1 of this Agreement.

     "Indemnifying Party" has the meaning set forth in Section 9.1 of this Agreement.

     "Initial Purchased Shares" has the meaning set forth in Section 2.1 of this Agreement.

     "Intellectual Property" has the meaning set forth in Section 3.15 of this Agreement.

     "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

     "Knowledge" means the knowledge of the Company after due inquiry.

     "Liabilities" has the meaning set forth in Section 3.14 of this Agreement.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

     "Losses" has the meaning set forth in Section 9.1 of this Agreement.

     "NASDAQ" means the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

     "Orders" has the meaning set forth in Section 3.2 of this Agreement.

     "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

     "Permits" has the meaning set forth in Section 3.6 of this Agreement.

     "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Plan" means any employee benefit plan, arrangement, policy, program, agreement or commitment (whether or not an employee plan within the meaning of section 3(3) of ERISA), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has or in the future could have any direct or indirect, actual or contingent liability.

     "Preferred Stock" has the meaning set forth in the recitals to this Agreement.

     "Proxy Statement" has the meaning set forth in Section 10.3 of this Agreement.

     "Purchased Shares" has the meaning set forth in Section 2.3 of this Agreement.

     "Purchasers" has the meaning set forth in the preamble to this Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

     "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "Requisite Company Vote" has the meaning set forth in Section 3.2 of this Agreement.

     "Retiree Welfare Plan" means any welfare plan (as defined in Section 3(1) of ERISA) that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by Section 4980A of the Code, commonly referred to as "COBRA," the cost of which is fully paid by the current or former employee or his or her dependents).

     "SEC" has the meaning set forth in Section 3.9 of this Agreement.

     "SEC Documents" has the meaning set forth in Section 3.9 of this Agreement.

     "Second Closing" has the meaning set forth in Section 2.4 of this Agreement.

     "Second Closing Date" has the meaning set forth in Section 2.4 of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Software" means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

     "Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of Common Stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to Common Stock or such other capital stock.

     "Stockholder Approval" has the meaning set forth in Section 8.2 of this Agreement.

     "Stock Option Plan" means the 1999 Stock Incentive Plan of the Company pursuant to which up to 9,884,800 shares of restricted stock and options to purchase shares of Common Stock are reserved and available for grant to officers, directors, employees and consultants of the Company.

     "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Taxes" means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

     "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

     "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

     "Transaction Documents" means, collectively, this Agreement and the Registration Rights Agreement.

                                   ARTICLE II

                      PURCHASE AND SALE OF PREFERRED STOCK

     2.1 Purchase and Sale of Preferred Stock at the First Closing. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the First Closing Date the number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule 2.1 hereto (all of the shares of Preferred Stock being purchased pursuant to this section being referred to herein as the "Initial Purchased Shares").

     2.2 First Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the closing of the sale and purchase of the Initial Purchased Shares (the "First Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the later to occur of (x) the second (2nd) Business Day following the date upon which the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement or (y) ten (10) days from the date hereof, or at such other time, place and date that the Company, the GAP Purchasers and ICP may agree in writing (the "First Closing Date"). On the First Closing Date, the Company shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing his, her or its Initial Purchased Shares against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

     2.3 Purchase and Sale of Preferred Stock at the Second Closing. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Second Closing Date the number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2.3 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule 2.3 hereto (all of the shares of Preferred Stock being purchased pursuant to this section being referred to herein as the "Additional Purchased Shares" and, together with the Initial Purchased Shares, the "Purchased Shares").

     2.4 Second Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII, the closing of the sale and purchase of the

Additional Purchased Shares (the "Second Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the second (2nd) Business Day following the date upon which the conditions set forth in Articles VII and VIII shall be satisfied or waived in accordance with this Agreement (provided, that in any case such conditions must be satisfied no later than 75 days following the First Closing Date) or at such other time, place and date that the Company, the GAP Purchasers and ICP may agree in writing (the "Second Closing Date"). On the Second Closing Date, the Company shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing his, her or its Additional Purchased Shares against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

     2.5 Certificates of Designations. The Purchased Shares shall have the preferences and rights set forth in the Certificate of Designations.

     2.6 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares to the Purchasers to fund the Company's working capital.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the Purchasers as follows:

     3.1 Corporate Existence and Power. Each of the Company and its Subsidiaries
(a) is a corporation duly organized, validly existing and, except as set forth on Schedule 3.1(a), in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged, (c) is duly qualified as a foreign corporation, licensed and, except as set forth on
Schedule 3.1(c), in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Condition of the Company and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that either the Company or any of its Subsidiaries is required to qualify as a foreign corporation or other entity therein, and neither the Company nor any of its Subsidiaries files any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. Neither the Company nor any of its Subsidiaries owns or leases property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions referred to in clause (c) above.

     3.2 Authorization; No Contravention. Except as set forth on Schedule 3.2, the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company, (b) do not contravene the terms of the Certificate of Incorporation or the Bylaws or the certificate of incorporation, bylaws or other organizational documents of any of its Subsidiaries, (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or its Subsidiaries or any Requirements of Law applicable to the Company or its Subsidiaries and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or its Subsidiaries. The approval by a majority of the holders of the Common Stock present and voting at a duly called meeting of the Company's stockholders of the sale and issuance of the Additional Purchased Shares (the "Requisite Company Vote") is the only vote required by the Company's stockholders in connection with the sale and purchase of the Purchased Shares.

     3.3 Governmental Authorization; Third Party Consents. Except as set forth in Schedule 3.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the Registration Rights Agreement or the transactions contemplated hereby and thereby.

     3.4 Binding Effect. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     3.5 Litigation. Except as set forth on Schedule 3.5 or disclosed in the SEC Documents, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or its Subsidiaries nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, Claims pending or, to the Knowledge of the Company, threatened or any basis therefor known by the Company involving (i) the prior employment of any of the employees of the Company or its Subsidiaries or (ii), the use of any information or techniques allegedly proprietary to any of their former employers in connection with the business of the Company. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or the Registration Rights Agreement.

     3.6  Compliance with Laws.

          (a) The Company and its Subsidiaries are in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company and such Subsidiaries in all respects. To the Company's Knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company or its Subsidiaries from, or otherwise materially adversely effect the Company or its Subsidiaries in, conducting their businesses in any jurisdiction in which it now conducts or proposes to conduct such businesses.

          (b) (i) The Company and its Subsidiaries have all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

          (c) No material expenditure is presently required by the Company to comply with any existing Requirement of Law or Order.

     3.7  Capitalization.

          (a) (i) On the First Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of 225,000,000 shares of Common Stock and 45,000,000 shares of undesignated "blank check" preferred stock. As of the close of business on May 1, 2001, 59,277,000 shares of Common Stock were issued and outstanding. As of the date of this Agreement, the maximum number of shares underlying options to purchase shares of Common Stock which may be issued under the Stock Option Plan is 5,508,633, of which 4,376,167 options have been granted.

               (ii) On the Second Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of 225,000,000 shares of Common Stock and 45,000,000 shares of undesignated "blank check" preferred stock.

          (b) Except as set forth on Schedule 3.7(b) or disclosed in the SEC Documents, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company's capital stock or any Stock Equivalents or other securities of the Company. The Purchased Shares are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens. The shares of Common Stock issuable upon conversion of the Purchased Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when issued in compliance with the provisions of the Certificate of Designations, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens. All of the issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

          (c) Schedule 3.7(c) sets forth, as of the First Closing Date, a true and complete list of (x) each of the Subsidiaries of the Company, (y) the percentage of the authorized shares of capital stock of such Subsidiary owned by the Company and (z) the stockholders of such Subsidiary and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder. The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. Except as set forth on Schedule 3.7(c), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest. Except as set forth on Schedule 3.7(c), neither the Company nor any of its Subsidiaries, owns any interest, or has a right to acquire any interest, in any Person that is not a Subsidiary.

          (d) The Common Stock currently is listed for trading on the Nasdaq and (i) except as set forth on Schedule 3.7(d), the Company and the Common Stock meet the currently applicable criteria for continued listing and trading on Nasdaq, (ii) no suspension of trading in the Common Stock is in effect and (iii) the Company has delivered to Nasdaq all required notices.

     3.8 No Default or Breach; Contractual Obligations. Neither the Company nor any of its Subsidiaries have received notice of a default nor is in default under, or with respect to, any material Contractual Obligation nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except as described in the SEC Documents or as set forth on
Schedule 3.8, neither the Company nor any of its Subsidiaries is a party to any Contractual Obligations, whether written or oral, (i) which involve an amount in excess of $100,000 or (ii) which are otherwise material to the Condition of the Company. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company and its Subsidiaries, as the case may be, and, to the Knowledge of the Company, the other parties thereto, and the Company and its Subsidiaries have paid in full or accrued all amounts due thereunder and have satisfied in full or provided for all of their liabilities and obligations thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

     3.9 SEC Documents; Financial Statements. Since November 3, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company (the "Financial Statements") included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

     3.10 No Material Adverse Change; Ordinary Course of Business. Since December 31, 2000, (a) there has not been any material adverse change, nor is any such change reasonably expected, in the Condition of the Company, (b) the Company and its Subsidiaries have not participated in any transaction material to the Condition of the Company or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company and such Subsidiaries, (c) the Company and its Subsidiaries have not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (d) the Company and its Subsidiaries have not created or assumed any Lien on a material asset of the Company and such Subsidiaries, (e) the Company and its Subsidiaries have not entered into any Contractual Obligation, other than in the ordinary course of business and (f) there has not occurred a material change in the accounting principles or practice of the Company or any of its Subsidiaries except as required by reason of a change in GAAP.

     3.11 Taxes. (a) The Company and its Subsidiaries have paid all Taxes which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by them in connection with any such Taxes, other than Taxes being disputed by the Company or its Subsidiaries in good faith for which adequate reserves have been made in accordance with GAAP; (b) the Company and its Subsidiaries have timely filed or caused to be filed all returns for Taxes that they are required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete; (c) with respect to all Tax returns of the Company and its Subsidiaries, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company and its Subsidiaries with respect to the Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and its Subsidiaries attributable to periods prior to or ending on the First Closing Date or the Second Closing Date, as the case may be, have been adequately provided for on the Financial Statements; and (e) there are no Liens for Taxes on the assets of the Company and its Subsidiaries.

     3.12 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Shares or other securities are so registered.

     3.13 Employee Benefit Plans. Schedule 3.13 hereto and the SEC Documents together list each Plan that the Company maintains or to which the Company contributes (the "Company Plans"). The Company and its Subsidiaries have no liability under any Plans other than the Company Plans. Except as set forth on
Schedule 3.13, neither the Company nor its Subsidiaries nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each Company Plan (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company

Plan. No Claim with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits) is pending. Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under
Section 501(a) of the Code and has been so exempt since its creation. No Company Plan is a Retiree Welfare Plan. Neither the consummation of the transactions contemplated by this Agreement nor any termination of employment following such transactions will accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee whether or not such payment would constitute an "excess parachute payment" under section 280G of the Code. There are no unfunded obligations under any Company Plan that are not fully reflected on the Financial Statements. The Company has no liability, whether absolute or contingent, including any obligations under any Company Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

     3.14 Liabilities. The Company and its Subsidiaries do not have any direct or indirect obligation or liability (the "Liabilities") other than (a) Liabilities fully and adequately reflected in or reserved against on the Financial Statements and (b) Liabilities incurred since December 31, 2000 in the ordinary course of business. The Company has no Knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company or its Subsidiaries except in the ordinary course of business.

     3.15 Intellectual Property.

          (a) The Company and its Subsidiaries are the owners of all, or have the license or right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with their businesses as presently conducted or contemplated in the business plan of the Company and its Subsidiaries, free and clear of all Liens.

               (i) None of the Company's Intellectual Property is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

               (ii) With regard to all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or its Subsidiaries are either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company or its Subsidiaries, the Company and its Subsidiaries have substantially performed all obligations imposed upon them thereunder, and are not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of such

Intellectual Property licenses are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following either the First Closing or Second Closing, as the case may be, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

               (iii) Other than as set forth on Schedule 3.16(a)(iii), none of the Intellectual Property currently sold or licensed by the Company or its Subsidiaries to any Person or used by or licensed to the Company or its Subsidiaries by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

               (iv) Except as set forth on Schedule 3.16(a)(iv), no litigation is pending and no Claim has been made against the Company or its Subsidiaries or, to the Knowledge of the Company, is threatened, contesting the right of the Company or its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or its Subsidiaries.

          (b) Except as set forth on Schedule 3.16(b), to the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company and its Subsidiaries.

          (c) No former employer of any employee of the Company or its Subsidiaries, and no current or former client of any consultant of the Company or its Subsidiaries, has made a claim against the Company, its Subsidiaries or any Affiliates thereof or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

          (d) Except as set forth on Schedule 3.16(d) or disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries are parties to or bound by any license or other agreement requiring the payment by the Company or such Subsidiaries of any royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company or such Subsidiaries.

          (e) To the Knowledge of the Company, no employee of the Company or its Subsidiaries is in violation of any Requirement of Law applicable to such employee, or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or its Subsidiaries or any prior employer.

          (f) To the Knowledge of the Company, none of the Trade Secrets of the Company or its Subsidiaries, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, have been disclosed to any Person other than employees, representatives and agents of the Company or its

Subsidiaries, except as required pursuant to the filing of a patent application by the Company or such Subsidiaries.

          (g) It is not necessary for the businesses of the Company and its Subsidiaries to use any Intellectual Property owned by any director, officer, employee or consultant of the Company or its Subsidiaries (or Persons the Company or any of its Subsidiaries presently intend to hire). To the Company's Knowledge, at no time during the conception or reduction to practice of any of the Company's or its Subsidiaries' Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could adversely affect the Company's or such Subsidiaries' rights to their Intellectual Property.

          (h) All present employees of the Company and its Subsidiaries have executed and delivered proprietary invention agreements with the Company or such Subsidiaries as the case may be, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company or its Subsidiaries. No such employee or present consultant of the Company or its Subsidiaries has excluded works or inventions made prior to his employment with or work for the Company or its Subsidiaries from his assignment of inventions pursuant to such proprietary invention agreements.

     3.16 Privacy of Customer Information. Neither the Company nor its Subsidiaries uses any of the customer information it receives through its websites or otherwise in an unlawful manner, or in a manner violative of the Company's or such Subsidiaries' privacy policy or the privacy rights of its customers. The Company and its Subsidiaries have not collected any customer information through their websites in an unlawful manner or in violation of its privacy policy. The Company and its Subsidiaries have adequate security measures in place to protect the customer information they receive through their websites and which they store in their computer systems from illegal use by third parties or use by third parties in a manner violative of the rights of privacy of their customers. The Company and its Subsidiaries represent to their customers that they assure complete security as to the customer information they receive through their websites.

     3.17 Environmental Matters. The Company and its Subsidiaries are in compliance with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries pursuant to Environmental Laws. To the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability which would have a material adverse effect on the Condition of the Company under, Environmental Laws.

     3.18 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company as follows:

     4.1 Existence and Power. Such Purchaser (a) is a limited partnership, corporation, limited liability company or trust duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has (i) if such Purchaser is an individual, the legal capacity or (ii) if such Purchaser is a limited partnership, limited liability company or trust, requisite partnership, corporate, limited liability company or trust, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement.

     4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, (a) if applicable, have been duly authorized by all necessary partnership, corporate limited liability company, trust or other action, as the case may be, (b) if applicable, do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser (except for the Lien created on the Purchased Shares purchased by GapStar to secure its obligations under a bona fide loan made to acquire such Purchased Shares), and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

     4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and the Registration Rights Agreement or the transactions contemplated hereby and thereby.

     4.4 Binding Effect. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     4.5 Purchase for Own Account. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares and shares of Common Stock issuable upon conversion of its Purchased Shares to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     4.6 Restricted Securities. Such Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein.

     4.7 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

     4.8 Accredited Investor. Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

                                   ARTICLE V

                          CONDITIONS OF THE PURCHASERS
                                TO FIRST CLOSING

     The obligation of the Purchasers to purchase the Initial Purchased Shares, to pay the purchase price therefor at the First Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the GAP Purchasers and ICP, acting collectively, of the following conditions on or before the First Closing Date.

     5.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the First Closing Date as if made at and on such date.

     5.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Company on or before the First Closing Date.

     5.3 Officer's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the GAP Purchasers and ICP dated the First Closing Date, and signed by an executive officer of the Company, certifying as to the matters set forth in Sections 5.1 and 5.2.

     5.4 Secretary's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the GAP Purchasers and ICP, dated the First Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the Bylaws, and resolutions of the Board of Directors of the Company approving this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

     5.5 Filing of Certificate of Designations. The Certificate of Designations shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchasers shall have received evidence of such filing in form and substance reasonably satisfactory to the GAP Purchasers and ICP.

     5.6 Initial Purchased Shares. The Company shall be prepared to deliver to each of the Purchasers certificates in definitive form representing the number of Initial Purchased Shares set forth opposite such Purchaser's name on Schedule
2.1 hereto, registered in the name of such Purchaser.

     5.7 Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement.

     5.8 Opinion of Counsel. The Purchasers shall have received an opinion of Brobeck, Phleger & Harrison LLP, dated the First Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit E.

     5.9 Nasdaq Waiver. The Company shall have received from the NASDAQ Stock Market a waiver in form and substance reasonably satisfactory to the GAP Purchasers and ICP from Nasdaq Marketplace Rules 4350 and 4351 to the extent applicable in connection with the sale and issuance of the Initial Purchased Shares and complied with any conditions contained in such waiver in order to consummate the transactions contemplated hereby at the First Closing. The Common Stock issuable upon conversion of the Initial Purchased Shares will be accepted for listing on the Nasdaq Stock Market pending official notice of issuance.

     5.10 Good Standing Certificates. The Company shall have delivered to the Purchasers as of the Closing Date, good standing certificates for the Company and each of its Subsidiaries for each of their respective jurisdictions of incorporation.

     5.11 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the Condition of the Company.

     5.12 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and the Registration Rights Agreement shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

     5.13 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the GAP Purchasers and ICP, (a) prohibit or restrict
(i) the purchase of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be purchased hereunder or (c) restrict the operation of the business of the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company. The purchase of, and payment for, the Purchased Shares by the Purchasers shall not be prohibited by any law or Governmental Order or regulation.

     5.14 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or
(b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Registration Rights Agreement.

     5.15 Board of Directors. The Company shall have amended its bylaws (among other things, increasing the size of the Board of Directors of the Company to seven (7) members), in form and substance satisfactory to the GAP Purchaser. Two of the members of the Board of Directors of the Company shall have been designated by the GAP Purchasers and one vacancy shall have been reserved for the Additional Series F Director (as defined in the Certificate of Designation).

                                   ARTICLE VI

                   CONDITIONS OF THE COMPANY TO FIRST CLOSING

     The obligation of the Company to issue and sell the Purchased Shares and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the First Closing Date:

     6.1 Payment of Purchase Price. Each Purchaser shall be prepared to pay the aggregate purchase price for the Initial Company Purchased Shares to be purchased by such Purchaser.

     6.2 Registration Rights Agreement. Each Purchaser shall have duly executed and delivered the Registration Rights Agreement.

     6.3 No Injunctions or Regulatory Restraints; Illegality. The sale of the Shares by the Company to the Purchasers shall not be prohibited by any law or Government Order or regulation.

                                  ARTICLE VII

                 CONDITIONS OF THE PURCHASERS TO SECOND CLOSING

     The obligation of the Purchasers to purchase the Additional Purchased Shares, to pay the purchase price therefor at the Second Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the GAP Purchasers and ICP of the following conditions on or before the Second Closing Date.

     7.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Second Closing Date as if made at and on such date.

     7.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Second Closing Date.

     7.3 Officer's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the GAP Purchasers and ICP dated the Second Closing Date, and signed by an executive officer of the Company, certifying as to the matters set forth in Sections 7.1 and 7.2.

     7.4 Secretary's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the GAP Purchasers and ICP, dated the Second Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the Bylaws, and resolutions of the Board of Directors of the Company approving this Agreement and each of the Registration Rights Agreement and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

     7.5 Additional Purchased Shares. The Company shall be prepared to deliver to each of the Purchasers certificates in definitive form representing the number of Additional Purchased Shares set forth opposite such Purchaser's name on Schedule 2.3 hereto, registered in the name of such Purchaser.

     7.6 Opinion of Counsel. The Purchasers shall have received an opinion of Brobeck, Phleger & Harrison LLP, dated the First Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit E.

     7.7 Stockholder Approval. The Company shall have obtained (i) stockholder approval by the Requisite Company Vote in connection with the issuance of the Additional Purchased Shares in accordance with the terms of this Agreement at a duly called meeting of the stockholders of the Company and (ii) stockholder approval of the reverse stock split as contemplated by Section 10.3.

     7.8 Good Standing Certificates. The Company shall have delivered to the Purchasers as of the Closing Date, good standing certificates for the Company and each of its Subsidiaries for each of their respective jurisdictions of incorporation.

     7.9 No Material Adverse Change. Since the First Closing Date, there shall have been no material adverse change in the Condition of the Company.

     7.10 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and the Registration Rights Agreement shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

     7.11 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the GAP Purchasers and ICP, (a) prohibit or restrict
(i) the purchase of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be purchased hereunder or (c) restrict the operation of the business of the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

     7.12 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or
(b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Registration Rights Agreement.

     7.13 Amendment of Certificate of Incorporation. The Company shall have amended it certificate of incorporation and bylaws (among other things, effecting a reverse stock split), in form and substance satisfactory to the GAP Purchasers and ICP.

                                  ARTICLE VIII

                   CONDITIONS OF THE COMPANY TO SECOND CLOSING

     The obligation of the Company to issue and sell the Additional Purchased Shares and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Second Closing Date:

     8.1 Payment of Purchase Price. Each Purchaser shall be prepared to pay the aggregate purchase price for the Additional Purchased Shares to be purchased by such Purchaser.

     8.2 Stockholder Approval. The Company will take all reasonable action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of stockholders (which may be the Company's annual meeting of stockholders) to be held at or before the 75th day following the First Closing to obtain (a) the approval and authorization of the issuance and sale of the Preferred Stock to the Purchasers and the issuance of Common Stock issuable upon conversion of the Preferred Stock, and (b) such other matters as may be necessary or advisable to consummate the transactions contemplated by this Agreement (such approval by stockholders of all such maters is herein referred to as, the "Stockholder Approval").

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 Indemnification. Except as otherwise provided in this Article IX, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel reasonably incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the Registration Rights Agreement. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Purchased Shares. Additionally, in connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article IX for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

     9.2 Notification. Each Indemnified Party under this Article IX shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article IX, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article IX or (b) under this Article IX unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article IX shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

     9.3 Contribution. If the indemnification provided for in this Article IX from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 9.1 and 9.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                                   ARTICLE X

                                   COVENANTS

     The Company hereby covenants and agrees with the Purchasers as follows:

     10.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of the Purchasers, during the period from the date of this Agreement to the Second Closing Date, the Company will conduct its operations only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort then would be applied in the absence of this Agreement, will use its reasonable best efforts to preserve intact the business organization of the Company, to keep available the services of the present officers and key employees of the Company, and to preserve the good will of customers, suppliers and all other Persons having business relationships with the Company. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, prior to the Second Closing Date, the Company will not, without the prior written consent of the GAP Purchasers and ICP, acting collectively, which consent will not be unreasonably withheld or delayed: (a) engage in any transaction (including, without limitation, capital expenditures) out of the ordinary course of its business and consistent with past practices;
(b) dispose of any of its assets or properties except to the extent these are used, retired or replaced in the ordinary course of its business; (c) fail to keep in force any governmental licenses, permits, authorizations, consents or approvals required by the Company to own its assets and properties or to carry on its business as currently conducted; (d) fail to keep in force its Intellectual Property rights; (e) fail to perform all material obligations required to be performed by it under any of the Material Contracts; (f) enter into transactions with affiliates of the Company; (g) pay dividends to, or redeem the shares of, stockholders of the Company other than pursuant to an existing restricted stock purchase agreement with current or former employees; and (h) amend the Certificate of Incorporation or the Bylaws of the Company.

     10.2 Satisfaction of Conditions.

          (a) Subject to the terms and conditions of this Agreement, the Company agrees to use its reasonable best efforts to cause the conditions set forth in Articles V and VII of this Agreement to be satisfied, and to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including cooperating fully with the other parties to this Agreement, including by provision of information and making of all necessary filings.

          (b) Subject to the terms and conditions of this Agreement, each Purchaser severally but not jointly agrees to use its reasonable best efforts to cause the conditions set forth in Articles V and VII of this Agreement to be satisfied, and to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including cooperating fully with the other parties to this Agreement, including by provision of information and making of all necessary filings.

     10.3 Preparation of the Proxy Statement; Stockholders Meeting.

          (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the adoption by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and the Company shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable following the date of this Agreement. The Company shall promptly notify the GAP Purchasers and ICP upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the GAP Purchasers and ICP with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide the GAP Purchasers and ICP an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by the Purchasers and (iii) shall not file or mail such document or respond to the SEC prior to receiving the GAP Purchasers' and ICP's approval, which approval shall not be unreasonably withheld or delayed.

          (b) If requested by the Company, each Purchaser shall use its commercially reasonable efforts to assist the Company in preparing the Proxy Statement, including, without limitation, providing to the Company any information regarding such Purchaser required to be included therein.

          (c) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Requisite Company Vote. The Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement.

     10.4 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, as provided in the Certificate of Designations, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Designations, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock, in accordance with the terms of the Certificate of Designations, and otherwise comply with the terms hereof and thereof.

     10.5 NASDAQ Listing.

          (a) The Company shall use its best efforts to prevent the Common Stock from being delisted on the NASDAQ Stock Market, including without limitation, (i) taking all actions reasonably related to maintaining NASDAQ listing standards including, but not limited to, the actions required pursuant to Section 10.3, (ii) following recommendations by NASDAQ or advice of counsel and (ii) refraining from taking actions reasonably expected to cause the Company to not meet NASDAQ listing standards.

          (b) If requested by the Company, each Purchaser shall use commercially reasonable efforts to assist the Company in preparing any materials to be submitted to NASDAQ by the Company for the purposes of maintaining the Company's listing thereon.

     10.6 Approval by the Company's Stockholders. Subject to requirements of applicable law, the board of directors of the Company shall recommend such approval, adoption and authorization, and the Company shall take all reasonable lawful action to solicit such approval, adoption and authorization of the Stockholder Approval. At any such meeting of stockholders, all of the Shares then owned by the Purchasers and their Affiliates will be voted in favor of the Stockholder Approval. The Proxy Statement with respect to such meeting of stockholders will conform to the requirements of this Agreement and, at the date thereof and at the date of such meeting, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with information concerning the Purchasers furnished to the Company by the

Purchasers specifically for use in the Proxy Statement. No amendment or supplement to the Proxy Statement will be made by the Company without consultation with the GAP Purchasers, ICP and each of their legal counsels.

     10.7 Insurance. The Company currently maintains insurance with an insurance company or association and it shall continue to maintain such coverage.

     10.8 Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied.

     10.9 Back-ups of Computer Software. The Company shall make back-ups of all material computer software programs and databases and shall maintain such software programs and databases at secure off-site locations.

     10.10 Inspection. The Company shall permit representatives of the Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company.

     10.11 Board of Directors. The Company will use its reasonable commercial efforts to cause one of the vacancies on the Board of Directors to be filled by a representative of MLB.com on or prior to the Second Closing Date.

                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

     11.1 Termination. This Agreement may be terminated prior to the First Closing as follows:

           (a) at any time on or prior to the First Closing Date, by mutual written consent of the Company and the GAP Purchasers and ICP;

           (b) at the election of the Company or the Purchasers and ICP, acting collectively, by written notice to the other parties hereto after 5:00 p.m., New York time, on June 30, 2001 if the First Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company, the GAP Purchasers and ICP; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the First Closing to occur on or before such date or (ii) if the First Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority;

          (c) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of any of the Purchasers contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchasers of such breach; or

          (d) at the election of the GAP Purchasers and ICP, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Company of such breach.

     If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

     11.2 Survival. Notwithstanding Section 12.1, if this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Article I and this Section 11.2; provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 11.1(a) or Section 11.1(b) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to
Section 11.1(c) or 11.1(d); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the receipt by the Purchasers of audited financial statements of the Company for the fiscal year ending December 31, 2001 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (a) Section 3.7, which shall survive until the later of the third anniversary of the First Closing Date or the Second Closing Date, as the case may be and (b) Section 3.11, which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 3.11 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

     12.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

          (a)  if to the Company:

               Tickets.com
               555 Anton Boulevard, 12th Floor
               Costa Mesa, CA  92626
               Telecopy:  (714) 327-5410
               Attention:  W. Thomas Gimple

               with a copy to:

               Brobeck Phleger & Harrison LLP
               550 South Hope Street
               Los Angeles, CA 90071-2604
               Telecopy:  (213) 745-3345
               Attention:  Richard S. Chernicoff, Esq.

          (b)  if to the GAP Purchasers:

               c/o General Atlantic Service Corporation
               3 Pickwick Plaza
               Greenwich, CT 06830
               Telecopy:  (203) 622-8818
               Attention:  Steven A. Denning

               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY 10019-6064
               Telecopy:  (212) 757-3990
               Attention:  Douglas A. Cifu, Esq.

          (c)  if to ICP:

               International Capital Partners, Inc., Profit
                  Sharing Trust
               300 First Stamford Place
               Stamford, CT 06902
               Telecopy:  (203) 969-2212
               Attention:  Nicholas E. Sinacori
               with copy to:

               Cummings & Lockwood
               Four Stamford Plaza
               Stamford, CT  06904
               Telecopy:  203-351-4534
               Attention:  Stephen Marcovich, Esq.

     All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 12.2 designate another address or Person for receipt of notices hereunder.

     12.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, (x) the Purchasers may assign any of their rights under this Agreement or the Registration Rights Agreement to any of their respective Affiliates and (y) ICP may assign its obligation to purchase up to $4.0 million of the Purchased Shares to the accredited investors previously identified to the Company and the GAP Purchasers pursuant to an assignment and assumption agreement reasonably satisfactory to the Company and the GAP Purchasers. The Company may not assign any of its rights under this Agreement without the written consent of the GAP Purchasers and ICP. Except as provided in
Article IX, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

     12.4 Amendment and Waiver.

          (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by each of (A) the Company, (B) the GAP Purchasers and (C) ICP, and (ii) only in the specific instance and for the specific purpose for which made or given. For the avoidance of doubt, to the extent that any term or condition herein (either generally or in a particular instance and either retroactively or prospectively) may be waived or must be satisfied, only the written consent of the GAP Purchasers and ICP shall be required to effect such waiver on behalf of the Purchasers or for the satisfaction of such provision on behalf of the Purchasers; provided, that any such waiver effected or satisfaction granted in accordance with this sentence shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible) and each future holder of all such securities. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     12.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     12.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     12.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     12.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     12.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

     12.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the Registration Rights Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the Registration Rights Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

     12.11 Fees. Upon each of the First Closing and the Second Closing, the Company shall reimburse each of the Purchasers for all of their reasonable fees, disbursements and other charges of counsel reasonably incurred in connection with the transactions contemplated by this Agreement; provided, that each of the Purchasers shall have purchased the aggregate number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedules 2.1 or 2.3 hereto, as the case may be, for the aggregate purchase price set forth opposite such Purchaser's name on Schedules 2.1 and 2.3 hereto, as the case may be (the "Aggregate Investment"). In the event that the Company does not consummate the Aggregate Investment, the Company shall reimburse each of the Purchasers for all of their reasonable fees, disbursements and other charges of counsel reasonably incurred in connection with the transactions contemplated by this Agreement, up to an aggregate amount of $100,000; provided, that the Purchasers have not materially changed the terms and conditions set forth in this Agreement.

     12.12 Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby, the Purchasers or the financial affairs or proprietary information of the Company, without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any of the Purchasers from disclosing information (a) that is already publicly available, (b) that was known to such Purchaser on a non-confidential basis prior to its disclosure by the Company, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such Purchaser will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such Purchaser will use reasonable efforts to cooperate, at the expense of the Company, with the Company in pursuing any such protective order, (d) to the extent that such Purchaser reasonably believes it appropriate in order to protect its investment in the Purchased Shares or in order to comply with any Requirement of Law, (e) to such Purchaser's or the Company's officers, directors, shareholders, advisors, employees, members, partners, controlling persons, auditors or counsel or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Registration Rights Agreement; and provided further, that GAP LLC and ICP may disclose on their worldwide web pages the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company and the aggregate amount of each of the Purchasers' investment in the Company. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

     12.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

     12.14 Legal Representation. It is acknowledged that the GAP Purchasers have retained Paul, Weiss, Rifkind, Wharton & Garrison to act as their counsel in connection with the transactions contemplated by the Registration Rights Agreement and that Paul, Weiss, Rifkind, Wharton & Garrison has not acted as counsel for ICP in connection with the transaction contemplated by the Transaction Documents and that ICP does not have the status of a client of Paul, Weiss, Rifkind, Wharton & Garrison for conflict of interest or any other purposes as a result thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.

                                         TICKETS.COM, INC.


                                         By: /s/ W. THOMAS GIMPLE
                                             -----------------------------------
                                         Name: W. Thomas Gimple
                                         Title: Chief Executive Officer


                                         GENERAL ATLANTIC PARTNERS 74, L.P.


                                         By:  GENERAL ATLANTIC PARTNERS, LLC,
                                                its General Partner


                                              By: /s/ BRADEN R. KELLY
                                                  ------------------------------
                                              Name: Braden R. Kelly
                                              Title: A Managing Member


                                         GAP COINVESTMENT PARTNERS II, L.P.


                                         By: /s/ BRADEN R. KELLY
                                             -----------------------------------
                                         Name: Braden R. Kelly
                                         Title: A General Partner


                                         GAPSTAR, LLC


                                         By: GENERAL ATLANTIC PARTNERS, LLC,
                                               its Managing Member


                                             By: /s/ BRADEN R. KELLY
                                                 -------------------------------
                                             Name: Braden R. Kelly
                                             Title: A Managing Member

                                         INTERNATIONAL CAPITAL PARTNERS, INC.,
                                           PROFIT SHARING TRUST


                                         By: /s/ N.E. SINACORI
                                             -----------------------------------
                                         Name: N.E. Sinacori
                                         Title: Trustee

                                                                    Schedule 2.1



                   Initial Purchased Shares and Purchase Price



              Purchaser                       Initial Purchased Shares             Purchase Price
              ---------                       ------------------------             --------------

GAP LP                                                6,242,145                      $3,745,287
GAP Coinvestment                                        867,230                      $  520,338
GapStar                                                 473,958                      $  284,375
International Capital Partners, Inc.                  3,250,000                      $1,950,000
                                                     ----------                      ----------
                                     Total:          10,833,333                      $6,500,000
                                                     ==========                      ==========

                                                                    Schedule 2.3



                 Additional Purchased Shares and Purchase Price


              Purchaser                       Additional Purchased Shares          Purchase Price
              ---------                       ---------------------------          --------------

GAP LP                                                 8,162,805                     $4,897,683
GAP Coinvestment                                       1,134,070                     $  680,442
GapStar                                                  619,792                     $  371,875
International Capital Partners, Inc.                   4,250,000                     $2,550,000
                                                      ----------                     ----------
                                     Total:           14,166,667                     $8,500,000
                                                      ==========                     ==========

                                                                       EXHIBIT B

                                TICKETS.COM, INC.

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,

                          PREFERENCES AND RIGHTS OF THE

             SERIES F SENIOR CUMULATIVE REDEEMABLE PREFERRED STOCK,

                          PAR VALUE $0.000225 PER SHARE

         Pursuant to Section 151 of the Delaware General Corporation Law

     The undersigned, W. Thomas Gimple, Chief Executive Officer of Tickets.com, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolution, creating a series of ________________ shares of preferred stock was duly adopted by the Board of Directors of the Corporation (the "Board of Directors"), on ____________ __, 2001.

     WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), to provide by resolution or resolutions for the issuance of shares of preferred stock, par value $0.000225 per share, of the Corporation, in one or more classes or series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

     WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

     NOW, THEREFORE, BE IT RESOLVED:

     1. Designation and Number of Shares. There shall be hereby created and established a series of preferred stock designated as "Series F Senior Cumulative Redeemable Preferred Stock" (the "Series F Preferred Stock"). The authorized number of shares of Series F Preferred Stock shall be [ ]. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.

     2.   Rank.

          (a) The Series F Preferred Stock shall with respect to dividends, distributions of assets and rights upon the occurrence of a Liquidation rank senior to (i) all classes of common stock of the Corporation (including, without limitation, the Common Stock, par value $0.000225 per share, of the Corporation (the "Common Stock")) and (ii) each other class or series of Capital Stock of the Corporation (the "Junior Stock") hereafter created which does not expressly rank pari passu with or senior to the Series F Preferred Stock.

          (b) The Series F Preferred Stock shall, with respect to payment of the Participation Payment upon the occurrence of a Sale Transaction, rank senior to the Junior Stock.

          (c) Notwithstanding anything to the contrary contained in the Certificate of Incorporation, the vote of the holders of a majority of the Series F Preferred Stock shall be a prerequisite to the designation or issuance of any shares of Capital Stock ranking pari passu with or senior to the Series F Preferred Stock in the event of a Liquidation or with respect to the payment of dividends or the Participation Payment.

     3.   Dividends.

          (a) If the Corporation declares and pays cash dividends on the Common Stock then, in that event, the holders of shares of Series F Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Section 7(a) below immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends.

          (b) The holders of shares of Series F Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at an annual rate equal to the excess (if any) of (i) 9% of the Accreted Value over (ii) any cash dividends paid in accordance with Section 3(a) above, calculated on the basis of a 360-day year, consisting of twelve 30-day months, and such dividends shall accrue quarterly from the date of issuance thereof, whether or not declared. Accrued and unpaid dividends shall compound on a quarterly basis and be added to the Accreted Value of each share of Series F Preferred Stock. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of such dividends, which record date shall not be more than sixty (60) days prior to the applicable dividend payment date. All accrued and unpaid dividends, if any, shall, to the extent funds are legally available therefor, be mandatorily paid immediately prior to the earlier to occur of (i) a Liquidation, (ii) an optional conversion of shares of Series F Preferred Stock pursuant to Section 7(a) below, (iii) an automatic conversion of shares of Series F Preferred Stock pursuant to Section 7(b) below and (iv) a redemption of shares of Series F Preferred Stock pursuant to Section 5 hereof (the "Mandatory Dividend Payment Date").

          (c) On the Mandatory Dividend Payment Date, all accrued dividends shall be paid, (x) in the case of a Liquidation or a redemption pursuant to
Section 5 below, in cash, (y) in the case of an optional conversion or an automatic conversion triggered by a Sale Transaction, in shares of Common Stock or in cash, at the option of the holders of a majority of the shares of the Series F Preferred Stock. If dividends are to be paid in shares of Common Stock pursuant to the preceding sentence, the value of such shares shall be determined, (A) in the case of a Sale Transaction (other than as set forth in clause (B), below), by the Net Per Share Price paid for shares of Common Stock on such Sale Transaction or (B) in the case of a Sale Transaction in which no Net Per Share Price is paid for shares of Common Stock or in the case of an optional conversion of shares of Series F Preferred Stock, in good faith by the Board of Directors.

     4.   Liquidation Preference.

          (a) Participation Payment. Upon the occurrence of a Liquidation, the holders of shares of Series F Preferred Stock shall be entitled (i) to be paid for each share of Series F Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to the sum of (A) the Accreted Value per share plus (B) as provided in Section 3 above, all accrued and unpaid dividends, if any, with respect to each share of Series F Preferred Stock, up to the date fixed for such liquidation (together with the Accreted Value, the "Participation Payment"), before any payment or distribution is made to any Junior Stock, and
(ii) such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series F Preferred Stock held thereby and the quotient of (X) the Accreted Value divided by (Y) the conversion price of $0.60 per share, subject to adjustment as provided in Section 7(d) below. If the assets of the Corporation available for distribution to the holders of shares of Series F Preferred Stock shall be insufficient to permit payment in full to such holders of the sums to which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of shares of Series F Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

          (b) No Additional Payment. After the holders of all shares of Series F Preferred Stock shall have been paid in full the amounts to which they are entitled in Section 4(a) above, the holders of shares of Series F Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of the Junior Stock.

          (d) Notice. Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of shares of Series F Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          (e) Sale Transactions. A Sale Transaction shall be deemed to be a Liquidation pursuant to this Section 4, and the shares of Series F Preferred Stock shall automatically convert into the consideration specified in Section 7(b) hereof.

     5.   Redemption.

          (a)  Optional Redemption.

               (i) The Corporation shall not have any right to redeem any shares of Series F Preferred Stock prior to ________ , 2003. On and after ___________, 2003 but prior to _______________ , 2006 (any such date, an
"Optional Redemption Measurement Date"), if the Redemption Per Share Price on such Optional Redemption Measurement Date exceeds the amounts set forth in the chart that follows with respect to such applicable Optional Redemption Date (expressed as a percentage of the Conversion Price), (the "Hurdle Rate"), the Corporation shall have the right, as its sole option and election, to redeem (unless otherwise prevented by law) all, but not less than all, of the shares of Series F Preferred Stock in cash, at a price per share equal to the greater of either (i) the sum of (x) the Accreted Value plus (y) as provided in Section 3 above, all accrued and unpaid dividends through the Optional Redemption Measurement Date, if any, with respect to each share of Series F Preferred Stock, or (ii) the product of the Per Share Price as of the Optional Redemption Measurement Date and the number of shares of Common Stock into which the Series F Preferred Stock is convertible on such date (as provided in Section 7(a) below, in immediately available funds:

                                               HURDLE RATE AS A PERCENTAGE
            IF REDEEMED DURING THE PERIOD        OF THE CONVERSION PRICE
          ---------------------------------    ---------------------------

          ________, 2003 to _________, 2004                200%
          ________, 2004 to _________, 2005                250%
          ________, 2005 to _________, 2006                300%


               (ii) Written notice of any election by the Corporation to redeem the shares of Series F Preferred Stock pursuant to this Section 5(a) and the date selected for such redemption (the "Optional Redemption Date") shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier not less than thirty (30), nor more than sixty (60), days prior to such Optional Redemption Date to the holders of record of the shares of Series F Preferred Stock such notice to be addressed to each such holder at its address as shown in the records of the Corporation. The total sum payable per share of Series F Preferred Stock to be redeemed (the "Optional Redeemed Shares") on such Optional Redemption Date is referred to as the "Optional Redemption Price," and the payment to be made on such Optional Redemption Date for the Optional Redeemed Shares is referred to as the "Optional Redemption Payment." The Optional Redemption Payment shall be made by wire transfer of immediately available funds to accounts designated in writing by the holders of shares of Series F Preferred Stock. Upon notice from the Corporation, each holder of shares of Series F Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series F Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. Notwithstanding anything to the contrary set forth in this Certificate of Designation, any holder of Series F Preferred Stock may convert its shares of Series F Preferred Stock pursuant to
Section 7(a) until the Optional Redemption Price has been paid by the Corporation to any such holders hereof.

               (iii) Termination of Rights. If shares of Series F Preferred Stock are to be redeemed pursuant to Section 5(a) above, then on and after such Optional Redemption Date, all rights of any holder of such shares of Series F Preferred Stock shall cease and terminate; and such Optional Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Optional Redemption Payment, the rights of the holders of such shares of Series F Preferred Stock shall continue until the Corporation cures such default.

          (b) Automatic Redemption. On the date that is five (5) years after the date shares of Series F Preferred Stock are initially issued (the "Automatic Redemption Date"), such shares of Series F Preferred Stock shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be redeemed (unless otherwise prevented by law) in cash, at a redemption price per share equal to the greater of (i) the Accreted Value plus, as provided in Section 3 above, all accrued and unpaid dividends through the Automatic Redemption Date, if any, with respect to each share of Series F Preferred Stock or (ii) the product of the Per Share Price and the number of shares of Common Stock into which the Series F Preferred Stock is convertible on such Automatic Redemption Date. Written notice of such Automatic Redemption Date shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier not less than thirty
(30), nor more than sixty (60), days prior to the Automatic Redemption Date to the holders of record of the shares of Series F Preferred Stock such notice to be addressed to each such holder at its address as shown in the records of the Corporation. The total sum payable per share of Series F Preferred Stock to be redeemed (the "Redeemed Shares") on the Automatic Redemption Date is referred to as the "Redemption Price," and the payment to be made on the Automatic Redemption Date for the Redeemed Shares is referred to as the "Redemption Payment." The Redemption Payment shall be made by wire transfer of immediately available funds to accounts designated in writing by the holders of shares of Series F Preferred Stock. Upon notice from the Corporation, each holder of shares of Series F Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series F Preferred Stock, certificates representing the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. Notwithstanding anything to the contrary set forth in this Certificate of Designation, any holder of Series F Preferred Stock may convert its shares of Series F Preferred Stock pursuant to Section 7(a) hereof until the Redemption Price has been paid by the Corporation to any such holders hereto.

               (i) Termination of Rights. If shares of Series F Preferred Stock are to be redeemed pursuant to Section 5(b) above, then, except as set forth in Section 5(b)(ii) below, on and after the Automatic Redemption Date, all rights of any holder of such shares of Series F Preferred Stock shall cease and terminate; and such Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Redemption Payment, the rights of the holders of such shares of Series F Preferred Stock shall continue until the Corporation cures such default.

               (ii) Insufficient Funds for Redemption. If the funds of the Corporation available for redemption of the Redeemed Shares on the Automatic Redemption Date are insufficient to redeem the Redeemed Shares on such date, the holders of Redeemed Shares shall share ratably in any funds available by law for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Automatic Redemption Date were redeemed in full. Any Redeemed Shares that the Corporation is not able to redeem on the Automatic Redemption Date due to insufficient funds shall continue to be outstanding until redeemed and dividends on such shares shall continue to accrue and cumulate until redeemed. The Corporation shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions that prevented the Corporation from paying the Redemption Price and redeeming all of the Redeemed Shares. At any time thereafter when additional funds of the Corporation are available by law for the redemption of the Redeemed Shares, such funds shall be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are available, on the basis set forth above.

     6.   Voting Rights.

          (a) In addition to the voting rights to which the holders of Series F Preferred Stock are entitled under or granted by Delaware law, the holders of Series F Preferred Stock shall be entitled to vote, in person or by proxy, at a special or annual meeting of stockholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of shares of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any). With respect to any such vote, each share of Series F Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series F Preferred Stock into shares of Common Stock pursuant to Section 7(a) below on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

          (b) From and after the date hereof, General Atlantic Partners 74, L.P. ("GAP LP"), GAP Coinvestment Partners II, L.P. ("GAP

Coinvestment"), GapStar, LLC ("GapStar") and/or any Affiliate thereof in the aggregate own at least a majority of the outstanding shares of Series F Preferred Stock, then the holders of shares of Series F Preferred Stock, voting as a separate class, shall be entitled to elect two directors of the Corporation (the "Series F Directors"). In addition, from and after August 15, 2001, if GAP LP, GAP Coinvestment and GapStar and/or any Affiliate thereof in the aggregate own at least a majority of the outstanding shares of Series F Preferred Stock, then the holders of shares of Series F Preferred Stock, voting as a separate class, shall be entitled to elect one additional director of the Corporation (the "Additional Series F Director").

          (c) Extraordinary Actions. Notwithstanding anything otherwise to the contrary contained in this Certificate of Designation or the Certificate of Incorporation, provided that fifty percent (50%) of the shares of Series F Preferred Stock remain outstanding, none of the following actions may be taken, directly or indirectly by the Corporation ("Extraordinary Actions") without the approval of the holders of a majority of all issued and outstanding shares of Series F Preferred Stock voting together as a single class, in person or by proxy, at a special or annual meeting or by written consent:

               (i) any modification, amendment or alteration or change to the Certificate of Incorporation or the bylaws of the Corporation that would affect the rights, preferences, powers (including, without limitation, voting powers) and privileges of the Series F Preferred Stock;

               (ii) the issuance, reservation for issuance or authorization of any Capital Stock of the Corporation (excluding shares issuable upon the exercise conversion of the Series F Preferred Stock or any other securities convertible into or exchangeable for shares of capital stock issued and outstanding on the date hereof and shares of Common Stock issuable upon exercise of options granted pursuant to the Stock Option Plan), or any increase or decrease in the authorized number of shares of Series F Preferred Stock;

               (iii) the redemption for cash of any Capital Stock that is junior to, or pari passu with, the Series F Preferred Stock (other than the repurchase of unvested Common Stock from employees, directors or consultants upon termination of their employment with, or service to, the Corporation);

               (iv) the declaration or payment of any dividend or other distribution on or in respect of any Capital Stock that is junior to or pari passu with the Series F Preferred Stock (other than dividends payable to holders of Series F Preferred Stock and stock dividends);

               (v) any action that results in a deemed dividend to the Series F Preferred Stock under section 305 of the Internal Revenue Code;

               (vi) the Corporation or any of its Subsidiaries issuing, assuming or otherwise becoming liable for any long term debt in excess of $3,000,000 in the aggregate;

               (vii) the Corporation making or causing any Subsidiaries of the Corporation to make, an aggregate amount of capital expenditures in excess of
(i) $1,500,000 individually or $4,000,000 in the aggregate in any 12-month period, or (ii) $1,000,000, not included in the annual operating budget approved by the Board of Directors;

               (viii) any change in the material accounting methods or policies of the Corporation;

               (ix) approval of the Liquidation of the Corporation or the approval, authorization or recommendation of any Sale Transaction; and

               (x) any modification of the number of directors constituting the entire Board of Directors or any amendment or modification of this Section 6(c).

          (d) In order to effect the provisions of Section 6(b), the Series F Preferred Stock shall vote together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon, if any) with respect to the election of all of the directors of the Corporation. If the conditions set forth in the first sentence of Section 6(b) necessary for the holders of shares of Series F Preferred Stock to vote as a separate class for the election of directors are not satisfied, the Series F Preferred Stock shall vote together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon, if any) with respect to the election of all of the directors of the Corporation elected by such holders. At any meeting held for the purpose of electing directors or approving an Extraordinary Action, at a time when the holders of shares of Series F Preferred Stock are entitled to vote as a separate class for the election of directors and approval of an Extraordinary Action, the presence in person or by proxy of the holders of a majority of the shares of Series F Preferred Stock then outstanding shall constitute a quorum of the Series F Preferred Stock for the election of the Series F Directors and the Additional Series F Director and approval of an Extraordinary Action; the holders of shares of Series F Preferred Stock shall be entitled to cast one vote per share of Series F Preferred Stock in any such election; and the Series F Directors and the Additional Series F Director shall be elected, or the Extraordinary Action approved by the affirmative vote of the holders of a majority of the outstanding shares of Series F Preferred Stock. A vacancy in the directorship filled by the holders of the Series F Preferred Stock voting as a separate class pursuant to this Section 6(d) shall be filled only by vote or written consent of the holders of shares of Series F Preferred Stock.

     7.   Conversion.

          (a) Optional Conversion. Any holder of shares of Series F Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series F Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series F Preferred Stock being so converted multiplied by the quotient of (i) the Accreted Value divided by (ii) the conversion price of $0.60 per share, subject to adjustment as provided in Section 7(d) below (such price as in clause (ii), the "Conversion Price"). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series F Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series F Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series F Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j) below. All certificates representing shares of Series F Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series F Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and non-assessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued and unpaid dividends, if any, payable with respect to such shares in accordance with Section 3 above. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

          (b)  Automatic Conversion.

               (i) Simultaneously with the closing of a Sale Transaction, each outstanding share of Series F Preferred Stock shall be automatically converted, with no further action required to be taken by the Corporation or the holder thereof, into the following:

                    (A)  the Participation Payment; and

                    (B) the number of fully paid and non-assessable shares of Common Stock equal to the product of the number of shares of Series F

Preferred Stock being converted and the quotient of (x) the Accreted Value divided by (y) the Conversion Price then in effect (after giving effect to any adjustments pursuant to Section 7(d) below).

               (ii) The Participation Payment set forth in Section 7(b)(i) above shall be in addition to and not in lieu of accrued and unpaid dividends, if any, payable in accordance with Section 3 above and shall be payable, to the extent funds are legally available therefor, in the case of a Sale Transaction, in cash or, at the option of the holders of a majority of shares of Series F Preferred Stock, in shares of Common Stock if such shares remain outstanding following the Sale Transaction or in the consideration to be received by holders of shares of Common Stock. If the Participation Payment is to be paid in shares of Common Stock, the value of such shares of Common Stock shall be determined
(A) in the case of a Sale Transaction (other than as set forth in clause (B), below), by the Net Per Share Price paid for shares of Common Stock in such Sale Transaction, or (B) in the case of a Sale Transaction in which no Net Per Share Price is paid for shares of Common Stock, in good faith by the Board of Directors.

               (iii) Any securities of the surviving Person to be delivered to the holders of shares of Series F Preferred Stock pursuant to this Section 7(b) shall be valued as follows:

                    (A) With respect to securities that do not constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of such securities as of three (3) days prior to the date of distribution.

                    (B) With respect to securities that constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or series as securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth in Section 7(b)(iii)(A) above to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and the holders of a majority of the shares of Series F Preferred Stock, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with Section 7(b)(iii)(A) above, giving appropriate weight, if any, to such restriction as determined in good faith by the Board of Directors.

               (iv) Immediately upon conversion as provided herein, each holder of shares of Series F Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's shares of Series F Preferred Stock, notwithstanding that the share register of the Corporation shall then be closed or that certificates representing the Common Stock shall not then actually be delivered to such Person. Upon written notice from the Corporation, each holder of shares of Series F Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by such notice to the holders of shares of Series F Preferred Stock) certificates representing the shares so converted.

          (c) Termination of Rights. On the date of such optional conversion pursuant to Section 7(a) above or of such automatic conversion pursuant to
Section 7(b) above, all rights with respect to the shares of Series F Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series F Preferred Stock have been converted, (ii) receive the Participation Payment in the case of an automatic conversion pursuant to Section 7(b) above,
(iii) the payment of dividends, if any, pursuant to Section 3 above and (iv) exercise the rights to which they are entitled as holders of Common Stock.

          (d) Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of shares of Series F Preferred Stock, shall be subject to adjustment as follows:

               (i) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of Series F Preferred Stock (w) pay a dividend or make a distribution on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(d)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series F Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series F Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) Issuance of Common Stock or Common Stock Equivalent below Conversion Price.

                    (A) If the Corporation shall at any time or from time to time prior to conversion of shares of Series F Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the "New Issue Price") that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the "Relevant Date") treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than
(A) issuances or sales for which an adjustment is made pursuant to another clause of this Section 7(d) and (B) issuances in connection with an Excluded Transaction, then, and in each such case, the Conversion Price then in effect shall be adjusted to equal the New Issue Price.

                    (B) Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

                    (C) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith, as determined in good faith by the Board of Directors.

                    (D) If any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (1) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (2) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (3) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

               (iii) Certain Distributions. In case the Corporation shall at any time or from time to time, prior to conversion of shares of Series F Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding cash dividends in which holders of shares of Series F Preferred Stock participate, in the manner provided in Section 3, dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this
Section 7(d) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series F Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series F Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iv) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of shares of Series F Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(d)(i), (ii) or
(iii) above or Section 7(g) below (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series F Preferred Stock).

               (v) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the Conversion Price if the Corporation receives written notice from holders of a majority of the outstanding shares of Series F Preferred Stock that no such adjustment is required.

          (e) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

          (f) Certificate as to Adjustments. Upon any adjustment in the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of shares of Series F Preferred Stock a certificate, signed by an executive officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

          (g) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation (other than a Sale Transaction except as provided below) or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), the Corporation shall execute and deliver to each holder of shares of Series F Preferred Stock at least twenty (20) Business Days prior to effecting such Transaction a certificate, signed by an executive officer of the Corporation, stating that the holder of each share of Series F Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series F Preferred Stock, a security identical to (and not less favorable than) the Series F Preferred Stock, and provision shall be made therefor in the agreement, if any, relating to such Transaction.

          (h)  Notices. In case at any time or from time to time:

               (w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

               (x) the Corporation shall authorize the granting to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants;

               (y)  there shall be any Transaction; or

               (z)  there shall occur a Sale Transaction;

then the Corporation shall mail to each holder of shares of Series F Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, or Sale Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction or Sale Transaction. Notwithstanding the foregoing, in the case of any event to which Section 7(g) above is applicable, the Corporation shall also deliver the certificate described in Section 7(g) above to each holder of shares of Series F Preferred Stock at least twenty (20) Business Days' prior to effecting such reorganization or reclassification as aforesaid.

          (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series F Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series F Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series F Preferred Stock; provided that (x) the holders of shares of Series F Preferred Stock vote such shares in favor of any such action that requires a vote of stockholders and (y) such holders cause the Series F Director to vote in favor of any such action that requires a vote of the Board of Directors.

          (j) No Conversion Tax or Charge. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series F Preferred Stock shall be made without charge to the converting holder of shares of Series F Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series F Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series F Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

     8. Certain Remedies. Any registered holder of shares of Series F Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

     9. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     10. Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Accreted Value" means, with respect to each share of Series F Preferred Stock, an amount equal to the Stated Value per share of Series F Preferred Stock plus an amount equal to any dividends accrued but not yet paid under Section 3(b).

     "Additional Series F Director" shall have the meaning ascribed to it in
Section 6(b) hereof.

     "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP Coinvestment, GAP LP and
GapStar: (a) GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment and the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or former members of GAP LLC or consultants or key employees of General Atlantic Service Corporation, a Delaware corporation and an Affiliate of GAP LLC. In addition, GAP LP, GapStar and GAP Coinvestment shall be deemed to be Affiliates of one another.

     "Automatic Redemption Date" shall have the meaning ascribed to it in
Section 5(b) hereof.

     "Board of Directors" has the meaning set forth in the preamble to this Certificate of Designations.

     "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

     "Common Stock Equivalent" means any security or obligation which is by its terms convertible or exchangeable into shares of Common Stock or another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to Common Stock.

     "Conversion Price" shall have the meaning ascribed to it in Section 7(a) hereof.

     "Corporation" shall have the meaning ascribed to it in the first paragraph of this Certificate of Designation.

     "Current Market Price" per share shall mean, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) Trading Days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Excluded Transaction" means (a) any issuance of up to an aggregate of 10,506,313 shares of restricted stock or options to purchase shares of Common Stock (subject to adjustment in the event of stock splits, combinations or similar occurrences) to employees, officers or directors of the Corporation pursuant to the Stock Option Plan or and (b) any issuance of Common Stock (i) upon the conversion of shares of Series F Preferred Stock, (ii) as a dividend on shares of Series F Preferred Stock or (iii) upon conversion or exercise of any Common Stock Equivalents and/or (c) any issuance of Common Stock in connection with any Participation Payment.

     "Extraordinary Actions" shall have the meaning ascribed to it in Section 6(c) hereof.

     "GAP Coinvestment" shall have the meaning ascribed to it in Section 6(b) hereof.

     "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP and the managing member of GapStar, and any successor to such entity.

     "GAP LP" shall have the meaning ascribed to it in Section 6(b) hereof.

     "GapStar" shall have the meaning ascribed to it in Section 6(b) hereof.

     "Hurdle Rate" shall have the meaning ascribed to it in Section 5(a) hereof.

     "Issue Date" shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

     "Junior Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

     "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

     "Mandatory Dividend Payment Date" shall have the meaning ascribed to it in
Section 3(b) hereof.

     "Market Price" shall mean, as of the date of determination, (a) if the Common Stock is listed on a national securities exchange, the closing price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors.

     "NASDAQ" means the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

     "Net Per Share Price" shall mean an amount equal to a quotient expressed as a fraction (a) the numerator of which shall be the aggregate dollar amount paid to the stockholders of the Corporation as consideration in a Sale Transaction and (b) the denominator of which shall be the number of shares of Common Stock outstanding on a fully diluted basis. In determining the aggregate dollar amount paid to the stockholders of the Corporation as consideration in a Sale Transaction, any securities of the surviving Person or securities of the Corporation other than Common Stock shall be valued as follows:

               (i) With respect to securities that do not constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the

Securities Act, the value shall be the Current Market Price of such securities as of three (3) days prior to the date of distribution.

               (ii) With respect to securities that constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or Series F securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth above in clause (i) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and the holders of a majority of the shares of Series F Preferred Stock, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction as determined in good faith by the Board of Directors.

     "New Issue Price" shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

     "Optional Redeemed Shares" shall have the meaning ascribed to it in Section 5(a) hereof.

     "Optional Redemption Date" shall have the meaning ascribed to it in Section 5(a) hereof.

     "Optional Redemption Payment" shall have the meaning ascribed to it in
Section 5(a) hereof.

     "Optional Redemption Price" shall have the meaning ascribed to it in
Section 5(a) hereof.

     "Participation Payment" shall have the meaning ascribed to it in Section 4(a) hereof.

     "Per Share Price" as of any date, shall mean the volume-weighted average trading price of a share of Common Stock, as reported on the NASDAQ or such other exchange or quotation system that may on such date constitute the primary exchange or quotation system on which the shares of Common Stock are then listed or quoted, on each of the twenty (20) consecutive Trading Days ending on and including the Trading Day prior to such date.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

     "Redeemed Shares" shall have the meaning ascribed to it in Section 5(b) hereof.

     "Redemption Payment" shall have the meaning ascribed to it in Section 5(b) hereof.

     "Redemption Per Share Price" as of any date, shall mean the volume-weighted average trading price of a share of Common Stock, as reported on the NASDAQ or such other exchange or quotation system that may on such date constitute the primary exchange or quotation system on which the shares of Common Stock are then listed or quoted, on each of the ninety (90) consecutive Trading Days ending on and including the Trading Day prior to such date

     "Redemption Price" shall have the meaning ascribed to it in Section 5(b) hereof. "Relevant Date" shall have the meaning ascribed to it in
Section 7(d)(ii) hereof.

     "Sale Transaction" shall mean (a) (i) the merger or consolidation of the Corporation into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Corporation or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person, (b) the voluntary sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Corporation if, after such sale, conveyance, exchange or transfer, the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation or (ii) all or substantially all of the assets of the Corporation, or (c) the sale of assets of the Corporation, other than such a sale in the ordinary course of business, the gross proceeds of which exceed $10,000,000; provided, that with respect to (b)(ii) above, for the avoidance of doubt, the sale, conveyance, exchange or transfer of the Ticketing Service Group shall be deemed to be such a Sale, conveyance or transfer of substantially all of the assets of the Corporation.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Series F Directors" shall have the meaning ascribed to it in Section 6(b) hereof.

     "Series F Preferred Stock" shall have the meaning ascribed to it in Section 1 hereof.

     "Stated Value" means $0.60 per share for each of the then outstanding shares of Series F Preferred Stock, as adjusted for stock splits, stock dividends, contributions or other recapitalizations of the Series F Preferred Stock.

     "Stock Option Plan" means the Tickets.com, Inc. 199___ Stock Option Plan.

     "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.

     "Trading Day" shall mean any day for which quotations are available in respect of shares of Common Stock on the NASDAQ (or such other exchange or quotation system that may on such date constitute the primary exchange or quotation system on which the shares of Common Stock are then listed or quoted).

     "Transaction" shall have the meaning ascribed to it in Section 7(g) hereof.

     "Value" shall mean (a) in the case of a Sale Transaction in which the stockholders of the Corporation receive cash as consideration, the aggregate dollar amount paid to such stockholders in such Sale Transaction or (b) in all other cases, the fair market value of the Corporation as shall be determined in good faith by the Board of Directors.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate this __ day of ____________, 2001.



                                               ---------------------------------
                                               W. Thomas Gimple
                                               Chief Executive Officer

                                                                       EXHIBIT D

================================================================================



                          REGISTRATION RIGHTS AGREEMENT


                                      among



                               TICKETS.COM, INC.,

                       GENERAL ATLANTIC PARTNERS 74, L.P.,

                       GAP COINVESTMENT PARTNERS II, L.P.,

                                  GAPSTAR, LLC,

                                       and

                      INTERNATIONAL CAPITAL PARTNERS, INC.,
                              PROFIT SHARING TRUST





                             -----------------------

                             Dated: __________, 2001

                             -----------------------



================================================================================

                                TABLE OF CONTENTS

                                                                                           Page

1.  Definitions..............................................................................1

2.  General; Securities Subject to this Agreement............................................5
    (a)      Grant of Rights.................................................................5
    (b)      Registrable Securities..........................................................5
    (c)      Holders of Registrable Securities...............................................5

3.  Demand Registration......................................................................5
    (a)      Request for Demand Registration.................................................5
             ................................................................................6
    (b)      Incidental or "Piggy-Back" Rights with Respect to a Demand Registration.........6
             ................................................................................7
    (c)      Effective Demand Registration...................................................7
    (d)      Expenses........................................................................7
    (e)      Additional Demand Registration..................................................7
    (f)      Underwriting Procedures.........................................................7
             ................................................................................8
    (g)      Selection of Underwriters.......................................................8

4.  Incidental or "Piggy-Back" Registration..................................................8
    (a)      Request for Incidental Registration.............................................8
    (b)      Expenses........................................................................9

5.  Shelf Registration.......................................................................9
    (a)      Request for a Form S-3 Shelf Registration.......................................9
    (b)      Form S-3 Underwriting Procedures...............................................10
    (c)      Limitations on Form S-3 Registrations..........................................10
    (d)      Expenses.......................................................................11
    (e)      No Demand Registration.........................................................11

6.  Holdback Agreements.....................................................................11
    (a)      Restrictions on Public Sale by Designated Holders..............................11
    (b)      Restrictions on Public Sale by the Company.....................................11

7.  Registration Procedures.................................................................12
    (a)      Obligations of the Company.....................................................12
    (b)      Seller Information.............................................................15
    (c)      Notice to Discontinue..........................................................15
    (d)      Registration Expenses..........................................................15

8.  Indemnification; Contribution...........................................................16
    (a)      Indemnification by the Company.................................................16


    (b)      Indemnification by Designated Holders..........................................16
    (c)      Conduct of Indemnification Proceedings.........................................17
    (d)      Contribution...................................................................18

9.  Rule 144................................................................................18

10. Miscellaneous...........................................................................18
    (a)      Recapitalizations, Exchanges, etc..............................................18
    (b)      No Inconsistent Agreements.....................................................19
    (c)      Remedies.......................................................................19
    (d)      Amendments and Waivers.........................................................19
    (e)      Notices........................................................................19
    (f)      Successors and Assigns; Third Party Beneficiaries..............................21
    (g)      Counterparts...................................................................21
    (h)      Headings.......................................................................21
    (I)      GOVERNING LAW..................................................................21
    (j)      Severability...................................................................21
    (k)      Rules of Construction..........................................................22
    (l)      Entire Agreement...............................................................22
    (m)      Further Assurances.............................................................22
    (n)      Other Agreements...............................................................22

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of _________, 2001 (as amended, modified and/or supplemented from time to time, this "Agreement"), by and among Tickets.com, Inc., a Delaware corporation (the "Company"), General Atlantic Partners 74, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment"), GapStar, LLC, a Delaware limited liability company ("GapStar") and International Capital Partners, Inc., Profit Sharing Trust, a Connecticut corporation ("ICP")

     WHEREAS, pursuant to the Stock Purchase Agreement, dated as of ___________, 2001 (the "Stock Purchase Agreement"), by and among the Company, GAP LP, GAP Coinvestment, GapStar and ICP, the Company has agreed to issue and sell to GAP LP, GAP Coinvestment, GapStar and ICP, an aggregate of 15 million shares of Series F Senior Cumulative Redeemable Preferred Stock, par value $0.000225 per share, of the Company (the "Preferred Stock"); and

     WHEREAS, in order to induce each of GAP LP, GAP Coinvestment, GapStar and ICP to purchase its shares of Preferred Stock, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP LP, GapStar and GAP
Coinvestment: (a) GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment and the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or former members of GAP LLC or consultants or key employees of General Atlantic Service Corporation, a Delaware corporation and an Affiliate of GAP LLC. In addition, GAP LP, GapStar and GAP Coinvestment shall be deemed to be Affiliates of one another.

     "Additional Investors" has the meaning set forth in Section 10(f) of this Agreement.

     "Agreement" has the meaning set forth in the preamble to this Agreement.

     "Approved Underwriter" has the meaning set forth in Section 3(g) of this Agreement.

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Closing Price" means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or
(b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" means the Common Stock, par value $0.000225 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Company Underwriter" has the meaning set forth in Section 4(a) of this Agreement.

     "Demand Registration" has the meaning set forth in Section 3(a) of this Agreement.

     "Designated Holder" means each of the General Atlantic Stockholders, the ICP Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "Fifth Amended and Restated Investor Rights Agreement" means the Fifth Amended and Restated Investor Rights Agreement, dated August 4, 1999, among the Company and the other Persons named therein.

     "GAP Coinvestment" has the meaning set forth in the preamble to this Agreement.

     "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP and the managing member of GapStar, and any successor to such entity.

     "GAP LP" has the meaning set forth in the preamble to this Agreement.

     "GapStar" has the meaning set forth in the preamble to this Agreement.

     "General Atlantic Stockholders" means GAP LP, GAP Coinvestment, GapStar and any transferee thereof to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

     "Holders' Counsel" has the meaning set forth in Section 7(a)(i) of this Agreement.

     "ICP" has the meaning set forth in the preamble to this Agreement.

     "ICP Stockholders" means ICP and any transferee thereof to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

     "Incidental Registration" has the meaning set forth in Section 4(a) of this Agreement.

     "Indemnified Party" has the meaning set forth in Section 8(c) of this Agreement.

     "Indemnifying Party" has the meaning set forth in Section 8(c) of this Agreement.

     "Initiating Holders" has the meaning set forth in Section 3(a) of this Agreement.

     "Inspector" has the meaning set forth in Section 7(a)(vii) of this Agreement.

     "Liability" has the meaning set forth in Section 8(a) of this Agreement.

     "Market Price" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Preferred Stock" has the meaning set forth in the recitals to this Agreement.

     "Records" has the meaning set forth in Section 7(a)(vii) of this Agreement.

     "Registrable Securities" means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders or issued or issuable upon conversion of shares of Preferred Stock and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock or exercise of any warrants acquired by any of the Designated Holders after the date hereof,
(b) any other shares of Common Stock acquired or owned by any of the Designated Holders after the date hereof if such Designated Holder is an Affiliate of the Company and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

     "Registration Expenses" has the meaning set forth in Section 7(d) of this Agreement.

     "Registration Statement" means a registration statement filed pursuant to the Securities Act.

     "S-3 Initiating Holders" has the meaning set forth in Section 5(a) of this Agreement.

     "S-3 Registration" has the meaning set forth in Section 5(a) of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Stock Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

     "Valid Business Reason" has the meaning set forth in Section 3(a) of this Agreement.

     2.   General; Securities Subject to this Agreement.

          (a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

          (b) Registrable Securities. For the purposes of this Agreement, with respect to each Designated Holder, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) the Designated Holder owning such Registrable Securities owns less than one percent (1%) of the outstanding shares of Common Stock on a fully diluted basis, or
(iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

          (c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

     3.   Demand Registration.

          (a) Request for Demand Registration. At any time after the date hereof, one or more of the General Atlantic Stockholders as a group, acting through GAP LLC or its written designee (the "Initiating Holders"), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that (x) subject to Section 3(e), the Company shall not be obligated to effect more than one such Demand Registration for the General Atlantic Stockholders and (y) the Company shall not be obligated to effect a registration pursuant to this Section 3(a) during such time as the Company has an "evergreen" shelf registration with respect to all such Registrable Securities pursuant to Rule 415 under the Securities Act on form S-3 (or any successor form) and such shelf registration has been declared, and remains, effective. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "Valid Business Reason"), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety
(90) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, such majority to include at least one director elected by the holders of the Series F Preferred Stock, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

          (b) Incidental or "Piggy-Back" Rights with Respect to a Demand Registration. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may offer its or his Registrable Securities under any Demand Registration pursuant to this Section 3(b). Within seven (7) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to
Section 3(f), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Section 3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a

Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

          (c) Effective Demand Registration. The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become and remain effective not later than sixty (60) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

          (d) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

          (e) Additional Demand Registration. If at least seventy-five percent (75%) of the Registrable Securities proposed to be registered in such Demand Registration are not included in such Demand Registration, then the General Atlantic Stockholders as a group shall have the right to require the Company to effect an additional registration under the Securities Act of all or part of the Registrable Securities held by such General Atlantic Stockholders in accordance with the provisions of this Section 3, and the Company shall pay the Registration Expenses in connection with such additional registration.

          (f) Underwriting Procedures. If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(g). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to
Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the other Initiating Holders and the Approved Underwriter, and then, subject to the immediately following sentence, only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first, as to the Company, second, as to any other stockholders of the Company who hold similar registration rights to the Designated Holders hereunder pursuant to other registration rights agreements as a group, pro rata within each group based upon the number of Registrable Securities or other similar securities owned by each such other stockholder of the Company as a group, if any, and third, as to the
(i) Designated Holders and (ii) any other stockholders of the Company who hold and have exercised similar registration rights as the Initiating Holders hereunder pursuant to other registration rights agreements as a group, pro rata within each group based on the number of Registrable Securities or other similar securities owned by each such Designated Holder or each such other stockholder of the Company.

          (g) Selection of Underwriters. If any Demand Registration, or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders or S-3 Initiating Holders, as the case may be, such approval not to be unreasonably withheld.

     4.   Incidental or "Piggy-Back" Registration.

          (a) Request for Incidental Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"). The Company shall use its commercially reasonable efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then, subject to the immediately following sentence, only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company, second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4 or securities to be offered for the account of other stockholders of the Company having similar "piggy-back" registration rights to the Designated Holders hereunder pursuant to other similar registration rights agreements, as a group pro rata based on the number of Registrable Securities or similar securities owned by each such Designated Holder or each such other stockholder of the Company, and third, any other securities requested to be included in such offering.

          (b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

     5.   Shelf Registration.

          (a) Request for a Form S-3 Shelf Registration. In the event that the Company shall receive from the Designated Holders of at least 66 2/3% of the Registrable Securities (the "S-3 Initiating Holders"), a written request that the Company register for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act on Form S-3 (or any successor form then in effect) (an "S-3 Registration"), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least ten
(10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration. With respect to each S-3 Registration, the Company shall subject to Section 5(b) (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) use its reasonable best efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein. The Company shall use its best efforts to keep the S-3 Registration continuously effective under the Securities Act until all the Registrable Securities are disposed of in accordance with the plan of distribution for such S-3 Registration.

          (b) Form S-3 Underwriting Procedures. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(g). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the S-3 Initiating Holders, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), and any other stockholder of the Company having similar shelf registration rights as the S-3 Initiating Holders hereunder pursuant to other similar registration rights agreements, as a group pro rata based on the number of Registrable Securities or other similar securities owned by such S-3 Initiating Holders, Designated Holders or other stockholders of the Company, second, the Registrable Securities to be offered for the account of any other stockholders of the Company who are entitled to registration of securities of the Company based upon similar rights to those in Section 5(a), pro rata based upon the number of registrable securities owned by such other stockholders, and third, any other securities requested to be included in such offering.

          (c) Limitations on Form S-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (y) in case a Registration Statement has been filed relating to a S-3 Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, such majority to include at least one director elected by the holders of the Series F Preferred Stock, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve
(12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 pursuant to Section 5(a), and (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders.

          (d) Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration become effective.

          (e) No Demand Registration. No registration requested by any Designated Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

     6.   Holdback Agreements.

          (a)  Restrictions on Public Sale by Designated Holders. To the extent
(i) requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering and (ii) all of the Company's officers, directors and holders in excess of two percent (2%) of its outstanding capital stock execute agreements identical to those referred to in this Section 6(a), each Designated Holder agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the ninety (90) day period or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party beginning on the effective date of such Registration Statement (except as part of such registration). No Designated Holder of Registrable Securities subject to this
Section 6(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6(a) unless all other Designated Holders of Registrable Securities subject to the same obligation are also released.

          (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and

(ii) 120 days after the effective date of such Registration Statement (except as part of such registration).

     7.   Registration Procedures.

          (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

               (i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

               (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

               (iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (iv) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

               (v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (vi) enter into and perform customary agreements (including an underwriting agreement in form requested by the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter;

               (vii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (viii) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

               (ix) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

               (x) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve
(12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (xi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

               (xii) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or
Section 5 hereunder;

               (xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

               (xiv) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

          (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          (c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

          (d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses,
(iv) the fees, charges and expenses of one counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and, in the case of Demand Registration or an S-3 Registration, any legal fees, charges and expenses of one special counsel selected by the Initiating Holders or the S-3 Initiating Holders, as the case may be, (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective and (vi) fees and disbursements of underwriters, selling brokers, dealers, managers and similar securities industry professionals relating to distribution of Registrable Securities. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as "Registration Expenses." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Designated Holders' Registrable Securities in proportion to the number of Registrable Securities that each Designated Holder shall have registered pursuant to such Registration Statement and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

     8.   Indemnification; Contribution.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "Liability" and collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

          (b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to
Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter

(within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

          (d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     9. Rule 144. The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

     10.  Miscellaneous.

          (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of

Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

          (b) No Inconsistent Agreements. Except for the Fifth Amended and Restated Investor Rights Agreement, the Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

          (c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

          (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by each of (i) the Company, (ii) the General Atlantic Stockholders and (iii) the ICP Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders.

          (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (i)  if to the Company:

                    Tickets.com, Inc.
                    555 Anton Boulevard, 12th Floor
                    Costa Mesa, CA  92626
                    Telecopy:  (714) 327-5410
                    Attention: W. Thomas Gimple
                    with a copy to:

                    Brobeck Phleger & Harrison LLP
                    550 South Hope Street
                    Los Angeles, CA  90071-2604
                    Telecopy:  (213) 745-3345
                    Attention:  Richard S. Chernicoff, Esq.

                    if to GAP LP, GapStar or GAP Coinvestment:

                    c/o General Atlantic Service Corporation
                    3 Pickwick Plaza
                    Greenwich, CT  06830
                    Telecopy:  (203) 622-8818
                    Attention: Steven A. Denning

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, NY 10019-6064
                    Telecopy:  (212) 757-3990
                    Attention:  Douglas A. Cifu, Esq.

               (ii) if to ICP:

                    International Capital Partners, Inc.,
                      Profit Sharing Trust
                    300 First Stamford Place
                    Stamford, CT  06902
                    Telecopy:  (203) 969-2212
                    Attention: Nicholas E. Sinacori

                    with copy to:

                    Cummings & Lockwood
                    Four Stamford Plaza
                    Stamford, CT  06904
                    Telecopy:  203-351-4534
                    Attention:  Stephen Marcovich, Esq.

     All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service, seven (7) days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

          (f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and the S-3 Registration rights and related rights of the General Atlantic Stockholders or the ICP Stockholders contained in Sections 3 and 5 hereof, shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of a General Atlantic Stockholder or an ICP Stockholder, automatically transferred to such Affiliate, (ii) with respect to any Registrable Security that is transferred in accordance with the provisions of Section 12.3 of the Stock Purchase Agreement to one of the accredited investors previously identified to the Company and the GAP Purchasers (each, an "Additional Investor" and collectively, the "Additional Investors"), automatically transferred to such Additional Investor, (iii) with respect to any Registrable Security that is transferred to any Person who has an investment management agreement containing a power of attorney with that certain investment advisor previously identified to the Company and the GAP Purchasers that acts on behalf of certain of the Additional Investors, automatically to such Person and
(iv) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate or an Affiliate of an Additional Investor, transferred only with the consent of the Company which consent shall not be unreasonably withheld. The incidental or "piggy-back" registration rights of the Designated Holders contained in Sections 3(b), 4 and 5 hereof and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          (k) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

          (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          (m) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          (n) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

                                           TICKETS.COM, INC.


                                           By:
                                               --------------------------------
                                           Name:
                                           Title:


                                           GENERAL ATLANTIC PARTNERS 74, L.P.

                                           By: GENERAL ATLANTIC PARTNERS, LLC,
                                               its General Partner


                                               By:
                                                   ----------------------------
                                               Name:
                                               Title:


                                           GAP COINVESTMENT PARTNERS II, L.P.


                                           By:
                                               --------------------------------
                                           Name:
                                           Title:


                                           GAPSTAR, LLC

                                           By: GENERAL ATLANTIC PARTNERS, LLC,
                                               its General Partner


                                               By:
                                                   ----------------------------
                                               Name:
                                               Title:


                                           INTERNATIONAL CAPITAL PARTNERS, INC.,
                                           PROFIT SHARING TRUST


                                           By:
                                               --------------------------------
                                           Name:
                                           Title: